As filed with the Securities and Exchange Commission on May 16,
2000    Registration No. 333-36151
----------------------------------------------------------------

                SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                    POST-EFFECTIVE AMENDMENT NO. 1
                                   TO
                                 FORM S-8

                        REGISTRATION STATEMENT
                                UNDER
                     THE SECURITIES ACT OF 1933
                     ____________________________

                     TRIGEN ENERGY CORPORATION
     (Exact name of registrant as specified in its charter)

Delaware                              13-3378939
(State or other jurisdiction of      (I.R.S. Employer Identification No.)
incorporation or organization)



One Water Street                            10601
White Plains, New York 10601                (Zip Code)
(Address of Principal Executive Offices)


                   1994 Stock Incentive Plan
                    (Full title of the Plan)
                     -----------------------

                          EUGENE E. MURPHY
                  Vice President, General Counsel
                             and Secretary
                          One Water Street
                     White Plains, New York 10601
                (Name and address of agent for service)

                           (914) 286-6600
             (Telephone number, including area code, of
                           agent for service)


                             with copies to:

                           E. WILLIAM BATES, II
                             King & Spalding
                            120 West 45th Street
                          New York, New York 10036
                              (212) 556-2100

                             EXPLANATORY STATEMENT

	On September 23, 1997, Trigen Energy Corporation (the "Company") filed a Registration Statement on Form S-8 (Registration No. 333-36151) (the "Registration Statement"), which registered 950,000 shares of the Company's common stock, $.01 par value per share, issuable under the Company's 1994 Stock Incentive Plan (the "Plan"). This Post-Effective Amendment No.
1 to the Registration Statement is being filed to remove from registration all shares of Common Stock registered under the Registration Statement and remaining unsold as of the date hereof.

                            SIGNATURES

	Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White
Plains, State of New York on this 15th day of May, 2000.

                                  TRIGEN ENERGY CORPORATION


                                  By:   /s/ Richard E. Kessel
                                       ------------------------
                                         Richard E. Kessel
                                         Chief Executive Officer


	Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.



  /s/ Richard E. Kessel
------------------------- Chief Executive Officer
  Richard E. Kessel    (Principal Executive Officer) May 15, 2000



  /s/  Christine Morin-Postel
------------------------ Director and Chairwoman of the Board
   Christine Morin-Postel                           May 15, 2000



  /s/ Michel Bleitrach
-------------------------- Director                   May 15, 2000
  Michel Bleitrach



  /s/ Michel Carrese
---------------------------- Director                 May 15, 2000
  Michel Carrese



  /s/ Patrick Buffet
---------------------------- Director                 May 15, 2000
  Patrick Buffet



  /s/ Olivier Degos
------------------------------ Director               May 15, 2000
  Olivier Degos